UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  Jan 3, 2013

LITHIUM TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

10379B Democracy Lane, Fairfax, Virginia	22030
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (571) 207-9058

_________________Not Applicable____________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company received a written consent of majority shareholders Arch Hill Capital N.V. and its affiliates (“AHC”) removing Mr. William Chia as director of Lithium Technology Corporation (the ‘Company’). On January 3, 2013 AHC re-iterated its written consent and instruction to the Company.

Effective January 3, 2012, Hugorinus C. Nujit was appointed chairman of the Board of Directors of the Company.

On April 1, 2011 Mr. Nujit was appointed as the Managing Director of Arch Hill Capital N.V. He graduated from Leyden University (NL) in business law. After his military services with the Dutch Navy as navigation officer of a flotilla mine sweepers he worked for various Dutch and US companies as legal counsel and director including Wijsmuller Towage and Salvage, MAB Real Estate Development and Building, Digital Equipment Corporation, Intergraph Corporation and as Legal Counsel Europe and Director of 30 European legal entities at ArvinMeritor Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date:  January 7, 2013

LITHIUM TECHNOLOGY CORPORATION (Registrant)

By:	_/s/Martin Koster_______
Martin Koster
Chief Executive Officer

About LTC:

LTC is a global provider of power solutions for diverse applications. The company’s product consists of large lithium-ion format cylindrical cells that deliver high power and high energy density. The company designs, engineers, builds, and customizes lithium-ion rechargeable batteries, complete with battery management system in the fast growing markets of vehicle traction and starter batteries.  For additional information, please visit www.lithiumtech.